As filed with the Securities and Exchange Commission on July 27, 1998.

                                                       Registration No. 33-87944

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                        POST EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                7TH LEVEL, INC.
            (Exact name of registrant as specified in its charter)

                     Delaware                         75-2480669
          (State or other jurisdiction of          (I.R.S. Employer
           incorporation or organization)         Identification No.)

                          1110 East Collins Boulevard
                                   Suite 122
                           Richardson, Texas  75081
         (Address of Principal Executive Offices, including zip code)


                             AMENDED AND RESTATED
                         1994 NON-EMPLOYEE DIRECTORS'
                             STOCK OPTION PLAN OF
                                7TH LEVEL, INC.

                           (Full title of the plan)

                              Richard S. Merrick
                            Chief Executive Officer
                                7th Level, Inc.
                          1110 East Collins Boulevard
                                   Suite 122
                           Richardson, Texas  75081
                    (Name and address of agent for service)

                                (972) 498-8100
                    (Telephone number, including area code,
                             of agent for service)

                                   Copy to:
                              Gerald Adler, Esq.
                   Shereff, Friedman, Hoffman & Goodman, LLP
                               919 Third Avenue
                           New York, New York  10022
                                (212) 758-9500

The Registrant hereby deregisters all 50,000 shares of Common Stock of the Registrant issuable under the Amended and Restated 1994 Non-Employee Directors' Stock Option Plan of 7th Level, Inc. and registered hereunder.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on this 27th day of July, 1998.

                                    7TH LEVEL, INC.

                              By:      /s/ RICHARD S. MERRICK
                                    --------------------------------------------
                                    Richard S. Merrick

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

           Signature                         Title                     Date
           ---------                         -----                     ----

   /s/ MERV ADELSON               Director                         July 22, 1998
--------------------------------
Merv Adelson

   /s/ JAMES A. CANNAVINO         Director                         July 23, 1998
--------------------------------
James A. Cannavino

   /s/ ROBERT ALAN EZRIN          Vice Chairman of the Board and   July 22, 1998
--------------------------------  Director
Robert Alan Ezrin

   /s/ RICHARD S. MERRICK         Chief Executive Officer and      July 27, 1998
--------------------------------  Director (Principal Executive
Richard S. Merrick                Officer)

   /s/ CURT MARVIS                President                        July 22, 1998
--------------------------------
Curt Marvis

   /s/ TIMOTHY J. CAHILL          Chief Operating Officer and      July 22, 1998
--------------------------------  Executive Vice President
Timothy J. Cahill

   /s/ DONALD SCHUPAK             Chairman of the Board of         July 27, 1998
--------------------------------  Directors (Principal Financial
Donald Schupak                    Officer)

   /s/ CAROLYN ROMINGER           Controller                       July 27, 1998
--------------------------------
Carolyn Rominger